UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34781	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 792-9671

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Voltari Corporation (the “Company”) held its Annual Meeting of stockholders on April 15, 2013 (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposals and cast their votes as described below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 29, 2013.

Proposal No. 1. Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Against	Broker Non- Vote
James L. Nelson	10,624,132	405,434	0	27,165,703
Jay A. Firestone	10,516,571	512,995	0	27,165,703
Hunter C. Gary	10,491,160	538,406	0	27,165,703
Brett C. Icahn	10,519,504	510,062	0	27,165,703
Kevin Lewis	10,535,699	493,867	0	27,165,703

Proposal No 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
36,507,038	1,586,873	80,155	21,203

Proposal No 3. Advisory Approval of the Company’s Executive Compensation. The stockholders approved a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
10,336,258	623,090	70,218	27,165,703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

April 15, 2013	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Chief Administrative Officer